UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2016 (October 7, 2016)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On May 11, 2016 (the “Petition Date”), Linn Energy, LLC (the “Company”), LinnCo, LLC, an affiliate of the Company (“LinnCo”), certain of the Company’s direct and indirect subsidiaries (collectively with the Company, the “LINN Debtors”), and Berry Petroleum Company, LLC (“Berry” and, collectively with the LINN Debtors and LinnCo, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Cases”).

On October 7, 2016, the LINN Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with (i) certain holders of the Company’s 12% Senior Secured Second Lien Notes due December 2020 (such notes, the “Second Lien Notes,” and such holders, the “Consenting Second Lien Noteholders”); and (ii) certain holders of the Company’s unsecured notes (such notes, the “Unsecured Notes,” such holders of the Unsecured Notes, the “Consenting Unsecured Noteholders,” and together such Consenting Unsecured Noteholders with the Consenting Second Lien Noteholders, the “Consenting Noteholders”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment of the LINN Debtors and the Consenting Noteholders to support a comprehensive restructuring of the LINN Debtors’ long-term debt (the “Restructuring”). The Restructuring will be effectuated through a joint plan of reorganization (the “Plan”) to be filed in the Company’s pending Chapter 11 Cases with the Court.

At this time, the lenders (the “LINN Lenders”) under the Company’s Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “LINN Credit Facility”) are not parties to the Restructuring Support Agreement. The Company and the Consenting Noteholders have engaged in discussions with the LINN Lenders with respect to the terms of the Restructuring with the goal that certain of the LINN Lenders will become parties to the Restructuring Support Agreement in the near term. The restructuring support agreement with the Linn Lenders dated as of May 10, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Bank RSA”) remains in full force and effect. Upon entry into the Restructuring Support Agreement by a certain threshold number of LINN Lenders, the LINN Debtors and the Consenting Noteholders intend for the Restructuring Support Agreement to replace the Bank RSA with respect to the terms of the Restructuring of the LINN Debtors.

Certain principal terms of the Restructuring Support Agreement and the Restructuring contemplated thereby are outlined below:

•	The Plan will provide for the formation of one or more new legal entities, in a to-be-determined form, that will directly or indirectly hold all of the assets of the LINN Debtors. Following the Restructuring, the LINN Debtors will be standalone companies, separate from Berry.

•	The holders of claims under the LINN Credit Facility will receive their pro rata share of $1.7 billion reserve-based revolving and term loan credit facilities, as described further below (the “New LINN Exit Facility”), and a cash paydown in an amount that has yet to be determined.

•	The Company’s Second Lien Notes will be allowed in the aggregate as a $2 billion unsecured claim (plus accrued and unpaid interest and reasonable and documented fees and expenses), and the holders of the Second Lien Notes will receive their pro rata share of (i) a to-be-determined percentage of new common stock or limited liability company interests in the reorganized Company (the “New Common Stock”); (ii) certain rights to purchase shares of New Common Stock in the Rights Offering, as described below; and (iii) $30 million in cash to the extent such holders vote their Second Lien Notes claims to accept the Plan.

•	The holders of the Company’s Unsecured Notes will receive their pro rata share of (i) a to-be-determined percentage of the New Common Stock; and (ii) certain rights to purchase shares of New Common Stock in the Rights Offering, as described below.

•	The holders of unsecured claims against the Company other than the Unsecured Notes will receive their pro rata share of (i) a to-be-determined percentage of the New Common Stock; and (ii) certain rights to purchase shares of New Common Stock, at the same price per share as in the Rights Offering, to be issued separate from the Rights Offering. Such holders of unsecured claims less than a to-be-determined amount are expected to have the right to elect to receive, in lieu of New Common Stock and rights to purchase shares of New Common Stock, cash in an amount equal to a to-be-determined percentage of such holder’s allowed unsecured claim.

•	Cash recoveries under the Plan will be funded with the proceeds of $530 million from rights offerings (the “Rights Offerings”) of New Common Stock, which will be fully committed to be backstopped by certain of the Consenting Noteholders, as described below.

•	The board of directors shall consist of seven directors, who shall include: (i) the chief executive officer of the Company, (ii) one director selected by the Company and (iii) five directors selected by a selection committee

•	All existing equity interests of the Company will be extinguished without recovery.

The Restructuring Support agreement contemplates a New LINN Exit Facility consisting of (i) a term loan in the amount of $300 million (the “New LINN Term Loan”) and (ii) a revolving loan in the initial amount of $1.4 billion (the “New LINN Revolving Loan”). The New LINN Term Loan will mature on the earlier of June 30, 2021, or the day prior to the fourth anniversary of the date of emergence from bankruptcy (the “Closing Date”), with interest payable at LIBOR plus 7.50% and amortized principal payments payable quarterly, beginning March 31, 2017. The New LINN Revolving Loan will be composed of two tranches as follows: (a) a conforming tranche with an initial amount of $1.4 billion subject to the borrowing base (the “Conforming Tranche”), and (b) a non-conforming tranche with an initial amount of $0 (the “Non-Conforming Tranche”). The Conforming Tranche will mature on the earlier of (i) June 30, 2021, or (ii) the day prior to the fourth anniversary of the Closing Date, with an interest rate of LIBOR plus 3.50%. The Non-Conforming Tranche will mature on the earlier of (i) December 31, 2020, or (ii) the day prior to the date that is three years and six months after the Closing Date, with an interest rate of LIBOR plus 5.50%. The New LINN Exit Facility will contain a variety of other terms and conditions including annual year-end borrowing base redeterminations beginning April 1, 2018, conditions precedent to funding, financial and other covenants, and certain representations and warranties.

The Plan will provide for the establishment of a customary employee incentive plan at the reorganized Company under which a pool of equity having a value equal to (i) 8% of the equity value of the reorganized LINN Debtors as of the Plan effective date (the “Company Group Emergence Value”) as follows: (A) 2.5% of the Company Group Emergence Value in the form of restricted stock units to be issued at emergence; (B) 1.5% of the Company Group Emergence Value in the form of profits interests that will vest based on time and performance; and (C) the remaining 4% of the Company Group Emergence Value in a form of equity-based awards as determined by the board of directors of the reorganized Company; and (ii) an additional 2.0% of the Company Group Emergence Value, which will be issued at emergence in the form of profits interests that vest once the equity value of the reorganized LINN Debtors (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the Company Group Emergence Value.

The Restructuring Support Agreement obligates the LINN Debtors and the Consenting Noteholders to, among other things, support and not interfere with consummation of the Restructuring and, as to the Consenting Noteholders, vote their claims in favor of the Plan. The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones relating to the filing, confirmation, and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. The Restructuring Support Agreement is subject to termination if the effective date of the Plan has not occurred by March 1, 2017. There can be no assurances that the Restructuring will be consummated.

The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Backstop Commitment Letter

On October 7, 2016, the Company entered into a backstop commitment letter (the “Backstop Commitment Letter”) with the parties thereto (collectively, the “Backstop Parties”), pursuant to which the Backstop Parties, which are also Consenting Noteholders under the Restructuring Support Agreement, have agreed to backstop a $530 million new money investment in the LINN Debtors pursuant to the Rights Offerings to be conducted in accordance with the Plan. The Backstop Commitment Letter obligates the parties thereto to negotiate in good faith and promptly enter into a long-form backstop commitment agreement (the “Backstop Commitment Agreement”) that definitively outlines the Backstop Parties’ commitment obligations on terms consistent with the backstop term sheet (the “Backstop Term Sheet”) attached to the Backstop Commitment Letter.

In accordance with the Plan, the Backstop Commitment Letter, the Backstop Commitment Agreement, and certain Rights Offerings procedures to be filed in the Chapter 11 Cases, the LINN Debtors will offer eligible creditors, including the Backstop Parties, the right to purchase shares of New Common Stock upon emergence from the Chapter 11 Cases for an aggregate purchase price of $530 million. The Rights Offerings will consist of the following offerings:

•	Holders of Unsecured Notes shall be granted rights (the “Unsecured Subscription Rights”) entitling each such holder to subscribe to the Rights Offering in an amount up to its pro rata share of New Common Stock (the “Unsecured Rights Offering,” and such New Common Stock offered for purchase thereunder, the “Unsecured Rights Offering Shares”), which Unsecured Rights Offerings Shares, collectively, will reflect an aggregate purchase price of $319,004,408 at the per share price set forth in the Backstop Term Sheet.

•	Holders of Second Lien Notes shall be granted rights (the “Secured Subscription Rights”) entitling each such holder to subscribe to the Rights Offering in an amount up to its pro rata share of New Common Stock (the “Secured Rights Offering,” and such New Common Stock offered for purchase thereunder, the “Secured Rights Offering Shares”), which Secured Rights Offering Shares, collectively, will reflect an aggregate purchase price of $210,995,592 at the per share price set forth in the Backstop Term Sheet.

Under the Backstop Commitment Letter, certain Backstop Parties have agreed to purchase the Unsecured Rights Offering Shares and the Secured Rights Offering Shares, as applicable, that are not duly subscribed to pursuant to the Unsecured Rights Offering or the Secured Rights Offering, as applicable, at the per share price set forth in the Backstop Term Sheet by parties other than Backstop Parties (the “Backstop Commitment”).

The LINN Debtors will pay the Backstop Parties on the Plan effective date a commitment premium equal to 4.0% of the $530 million committed amount (the “Backstop Commitment Premium”), of which 3.0% will be paid in cash and 1.0% in the form of New Common Stock at the discounted per share price set forth in the Backstop Term Sheet. The Backstop Commitment Premium shall be fully earned and nonrefundable as of the date of the Court order approving the LINN Debtors’ entry into the Backstop Commitment Agreement. All amounts payable to the Backstop Parties in their capacities as such for the Backstop Commitment Premium shall be paid pro rata based on the amount of their respective backstop commitments on the Plan effective date (as compared to the aggregate backstop commitment of all Backstop Parties).

The rights to purchase New Common Stock in the Rights Offerings, any shares issued upon exercise thereof, and all shares issued to the Backstop Parties in respect of their backstop commitments pursuant to the Backstop Commitment Premium, will be issued in reliance upon the exemption from the registration requirements of the securities laws pursuant to Section 1145 of the Bankruptcy Code. All shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement in respect of their Backstop Commitment will be issued in reliance upon the exemption from registration under the Securities Act of 1933 (the “Securities Act”) provided by Section 4(a)(2) thereof and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Backstop Commitment Letter and Backstop Term Sheet, the Company will enter into a registration rights agreement with the Backstop Parties entitling such Backstop Parties to request that the Company register their securities for sale under the Securities Act at various times.

The Backstop Parties’ commitments to backstop the Rights Offerings, and the other transactions contemplated by the Backstop Commitment Letter and Backstop Term Sheet, are conditioned upon the satisfaction of all conditions to the effectiveness of the Plan, and other applicable conditions precedent set forth in the Backstop Commitment Letter and Backstop Term Sheet, including the execution, delivery, and Court approval of the Backstop Commitment Agreement. The issuances of New Common Stock pursuant to the Rights Offerings and the Backstop Commitment Agreement are conditioned upon, among other things, confirmation of the Plan by the Court, and the Plan’s effectiveness upon the Company’s emergence from its Chapter 11 Cases.

The foregoing description of the Backstop Commitment Letter and Backstop Term Sheet are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Backstop Commitment Letter, of which the Backstop Term Sheet forms a part, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amendment to Bank RSA

Prior to the filing of the Bankruptcy Petitions, on May 10, 2016, the Debtors entered into the Bank RSA with certain LINN Lenders (the “Bank RSA Consenting Creditors”) collectively holding or controlling at least 66.67% by aggregate outstanding principal amounts under (i) the Linn Credit Facility and (ii) Berry’s Second Amended and Restated Credit Agreement, dated as of November 15, 2010 (the “Berry Credit Facility”).

On October 7, 2016, the Debtors and certain of the Bank RSA Consenting Creditors entered into an amendment to the Bank RSA, the Third Amendment to Restructuring Support Agreement (the “Third Amendment”), which extended the date by which the Debtors must file with the Court the Plan (or Plans, if separate), the Plan Solicitation Materials (as defined in the Bank RSA) for the Plan (or Plans, if separate), and the motion or motions to approve the Disclosure Statement (or Disclosure Statements, if separate, and as defined in the Bank RSA) from 149 days to 156 days following the Petition Date. The Third Amendment provides further that the administrative agent for the LINN Credit Facility and the Berry Credit Facility and the Debtors may agree to further extend such preceding deadline to 163 days without the consent of the Required Consenting Creditors (as defined in the Bank RSA).

The foregoing description of the Third Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Third Amendment attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amendment to Settlement Agreement

As previously reported, on April 4, 2016, the Company, Linn Energy Finance Corp. (together with the Company, the “Issuers”), and all of the Company’s material subsidiaries, other than Berry (collectively, the “Guarantors”), entered into a settlement agreement (as amended, the “Settlement Agreement”) with certain holders (the “Settling Holders”) of the Issuers’ Second Lien Notes and Delaware Trust Company, as successor trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The Settlement Agreement was executed by the Settling Holders, which collectively held more than two-thirds of the outstanding principal amount of the Second Lien Notes.

The Settlement Agreement provided that the Trustee, Collateral Trustee and Settling Holders would retain the right to assert certain claims and defenses in the event that the Alternative Settlement Agreement Order (as defined in the Settlement Agreement) was not entered by the Court on or before January 16, 2017 (the “Alternative Settlement Agreement Order Date”).

On October 7, 2016, the Issuers, Guarantors, Trustee, Collateral Trustee and Settling Holders collectively holding more than two-thirds of the outstanding principal amount of the Second Lien Notes entered into a Fourth Amendment to Settlement Agreement (the “Fourth Amendment”). The Fourth Amendment extends the Alternative Settlement Agreement Order Date to May 1, 2017, and additionally provides that the Trustee, Collateral Trustee and Settling Holders would also retain the right to assert those certain claims and defenses if the motion to approve the Alternative Settlement Agreement Order is not filed by March 1, 2017.

The foregoing description of the Fourth Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company, LinnCo, and Berry previously entered into confidentiality agreements with the Consenting Noteholders (“Confidentiality Agreement Parties”). The Company entered into comprehensive restructuring negotiations with the Confidentiality Agreement Parties, which resulted in entry into the Restructuring Support Agreement and the other definitive agreements described in Item 1.01 of this Form 8-K.

Pursuant to the confidentiality agreements, the Company agreed to publicly disclose certain confidential information provided to the Confidentiality Agreement Parties (the “Cleansing Materials”). Copies of the Cleansing Materials, including (i) a diligence presentation regarding the LINN Debtors and (ii) a diligence presentation regarding Berry, are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K.

Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the related exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the filing of the Bankruptcy Petitions by the Debtors, including, but not limited to: (i) the Company’s ability to obtain the Court’s approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization, (iii) the effects of the filing of the Bankruptcy Petitions on the Company’s business and the interests of various constituents, (iv) the Court rulings in the Chapter 11 Cases, as well the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, (ix) the uncertainty that any trading market for units will exist or develop in the over-the-counter markets, and (x) other risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K for more information. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Restructuring Support Agreement, dated as of October 7, 2016, by and among the Linn Debtors and the supporting parties thereto.

10.2	Backstop Commitment Letter, dated as of October 7, 2016, by and among the Company and Backstop Parties thereto.

10.3	Third Amendment to Restructuring Support Agreement, dated as of October 7, 2016, by and among the Debtors and the supporting parties thereto.

10.4	Fourth Amendment to Settlement Agreement, dated as of October 7, 2016, by and among the Issuers, the Guarantors, the Trustee and the Settling Holders thereto.

99.1	Diligence Presentation Regarding the LINN Debtors, dated October 2016

99.2	Diligence Presentation Regarding Berry, dated October 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

October 11, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Restructuring Support Agreement, dated as of October 7, 2016, by and among the Linn Debtors and the supporting parties thereto.

10.2	Backstop Commitment Letter, dated as of October 7, 2016, by and among the Company and Backstop Parties thereto.

10.3	Third Amendment to Restructuring Support Agreement, dated as of October 7, 2016, by and among the Debtors and the supporting parties thereto.

10.4	Fourth Amendment to Settlement Agreement, dated as of October 7, 2016, by and among the Issuers, the Guarantors, the Trustee and the Settling Holders thereto.

99.1	Diligence Presentation Regarding the LINN Debtors, dated October 2016

99.2	Diligence Presentation Regarding Berry, dated October 2016